                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported)

                     February 25, 1997 (February 12, 1997)


                           CRAY COMPUTER CORPORATION

             (Exact name of registrant as specified in its charter)


                                    Delaware

                            (State of Incorporation)



     0-18072                                       84-1120275
(Commission File Number)              (I.R.S. Employer Identification Number)


4240 North Nevada Avenue, Colorado Springs, CO                    80907
(Address of principal executive office)                         (Zip Code)


Registrant's telephone number, including area code:          (719) 262-0222

Item 5.    Other Events.
------     ------------

     Pursuant to the Registrant's Liquidating Plan of Reorganization approved on May 16, 1996, and previously reported on Form 8-K dated May 22, 1996, the Registrant's Liquidating Trustee, Terry A. Willkom, has made distributions in satisfaction of the claims of substantially all priority creditors and in satisfaction of 80% of the claims of substantially all unsecured creditors.
The cumulative amount of payments made for expenses and to creditors by the Liquidating Trustee is approximately nine million dollars.

     The Liquidating Trustee continues to hold approximately two million dollars as a reserve for the payment of unresolved claims by creditors and for expenses of administration. Any balance remaining after resolution of all such claims and expenses will be distributed to unsecured creditors.

     The Liquidating Trustee has determined that no funds will be available for distribution to holders of the Registrant's equity securities. Accordingly, acting pursuant to his authority under the Liquidating Plan and Sections 303 and 275 of the Delaware General Corporation Law, the Liquidating Trustee filed a Certificate of dissolution of the Registrant on January 14, 1997, which was accepted as complete on February 12, 1997. As a result of this action, the Registrant no longer has any outstanding equity or debt securities, but will remain in existence under the control of the Liquidating Trustee for the purpose of completing its liquidation for the benefit of its creditors.



Item 7.    Financial Statements and Exhibits.
------     ---------------------------------


      Financial Statements

      1.   Unaudited balance sheet as of January 31, 1997.

      Exhibits:

      1.   Certificate of Dissolution

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CRAY COMPUTER CORPORATION



                                     By:
                                        -------------------------
                                        Terry A. Willkom
                                        Liquidating Trustee


DATE:    February 25, 1997

SRC COMPUTERS, INC.
UNAUDITED BALANCE SHEET AT 1/31/97
($000)

Cash & S/T Investments                  2,155
                                =============

Reserve for Creditors                   3,192

Reserve for Expenses                      300

Shortage                               (1,337)
                                -------------
Total Reserve Net of Shortage           2,155
                                =============